UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue
Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On April 16, 2012, Starwood Property Trust, Inc. (the “Company”) and its external manager, SPT Management, LLC (the “Manager”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Wells Fargo Securities, LLC (the “Underwriters”), relating to the issuance and sale of 20,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 3,000,000 shares of Common Stock.  The Company expects to receive net proceeds from the offering of approximately $397.3 million after deducting its estimated expenses (or approximately $456.9 million if the Underwriters’ option to purchase additional shares is exercised in full).  The offering closed on April 20, 2012.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 16, 2012, among the Company, the Manager and the Underwriters
5.1	Opinion of Foley & Lardner LLP regarding the legality of the shares
8.1	Opinion of Sidley Austin LLP regarding certain tax matters
23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1)
23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2012	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 16, 2012, among the Company, the Manager and the Underwriters
5.1	Opinion of Foley & Lardner LLP regarding the legality of the shares
8.1	Opinion of Sidley Austin LLP regarding certain tax matters
23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1)
23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1)